PROSPECTUS and                        Pricing Supplement No. 171
PROSPECTUS SUPPLEMENT, each           Effective at 10:30 A.M.
Dated October 24, 1996                April 29, 1998

                                      Rule 424(b)(3)
                                      Registration
                                      Statement No. 33-64237

                     U.S.$5,000,000,000

                 FORD MOTOR CREDIT COMPANY

                      MEDIUM-TERM NOTES

        Due from 9 Months to 30 Years from Date of Issue
              Interest payable each March 15 and
               September 15 and at Stated Maturity

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The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus Supplement. Interest rates offered by Ford Credit with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.

Issue Date:                           May 11, 1998

Stated Maturity:                      May 12, 2003

Interest Rate:                        6.09% per annum

Minimum Denomination and
  Purchase Amount:                    $1,000 and integral
                                      multiples thereof

Agent's Discount or Commission        1.00%

Agent's Capacity                      ____ Agent  _X__ Principal*


* If acting as principal, $5,000,000.00 aggregate principal amount of the Notes are being purchased by Merrill Lynch & Co., Lynch, Pierce, Fenner & Smith Incorporated at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                       MERRILL LYNCH & CO.
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